Exhibit 99.1

FIRST AMENDMENT TO

THE AMENDED AND RESTATED BYLAWS OF

COMPUTER SOFTWARE INNOVATIONS, INC.

The fourth sentence of Section 3.1 of the Bylaws is hereby amended to read as follows:

Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, removal or resignation.